Exhibit 99.1

Ocean Biomedical, Inc. Enters into a $25 Million Convertible Note Facility

Providence, RI, May 16, 2023 (GLOBE NEWSWIRE) - Ocean Biomedical, Inc. (NASDAQ: OCEA), a biopharma company working to accelerate the development and commercialization of scientifically compelling assets from research universities and medical centers, announced today that it has entered into a private placement pursuant to a securities purchase agreement with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”) for the issuance and sale of a total anticipated $25 million facility of Senior Secured Convertible Promissory Notes (the “Notes”). The Notes will be funded in multiple tranches, subject to certain conditions.

Ocean Biomedical intends to use the proceeds for working capital and other general corporate purposes, which may include clinical development costs to support the development of Ocean Biomedical’s drug candidates and the expansion of research and development programs.

Ocean Biomedical expects to issue an aggregate of $25 million of Notes, which have a 12-month maturity and are convertible into shares of Ocean Biomedical common stock, upon satisfaction of certain conditions, at an initial conversion price of $10.34 per share, subject to standard anti-dilution provisions and adjustment as further specified in the Notes.

Maxim Group LLC is acting as the exclusive placement agent for the private placement. Dykema Gossett PLLC represented Ocean Biomedical and Kelley Drye & Warren LLP represented Alto in this private placement.

Ocean Biomedical has agreed to file a registration statement registering for the sale of the shares of common stock issuable upon conversion of the Notes.

Management Quotes

“We are thrilled to have partnered with Alto on this funding arrangement, which will enable us to continue pursuing our mission of advancing groundbreaking medical discoveries that can make a positive impact on global health,” said Dr. Chirinjeev Kathuria, Ocean Biomedical’s Chairman and co-founder. “We are excited to work closely with Alto to create value for all our stakeholders.”

“This financing deal will enable us to advance our research and development efforts and bring life-changing therapies to patients with unmet medical needs,” said Suren Ajjarapu, a Director at Ocean Biomedical. “We are grateful for our partnership with Alto, who will provide us with valuable resources, expertise, and support, as we work together to accelerate our growth and make a meaningful impact on the healthcare industry.”

“We are excited to announce our partnership with Ocean Biomedical and look forward to supporting their robust pipeline of diverse and innovative candidates,” said Alto’s Principal, Waqas Khatri. “We are hopeful that this collaboration will lead to many more breakthroughs in the years ahead.”

The Securities Purchase Agreement between Ocean Biomedical and Alto includes representations, warranties, covenants, and other terms typical of a transaction of this type and permits Ocean Biomedical to draw funds under the Notes in multiple closings with such closings subject to satisfaction of certain conditions. A description and copy of the Securities Purchase Agreement will be provided with a Current Report on Form 8-K that Ocean Biomedical will file with the Securities and Exchange Commission (the “SEC”), which can be reviewed for free when it is filed by visiting the SEC’s web site at www.sec.gov.

About Ocean Biomedical, Inc.

Ocean Biomedical, Inc. (“Ocean Biomedical” or the “Company”) is a Providence, Rhode Island-based biopharma company with an innovative business model that accelerates the development and commercialization of scientifically compelling assets from research universities and medical centers. Ocean Biomedical deploys the funding and expertise to move new therapeutic candidates efficiently from the laboratory to the clinic, to the world. Ocean Biomedical is currently developing five promising discoveries that have the potential to achieve life-changing outcomes in lung cancer, brain cancer, pulmonary fibrosis, and the prevention and treatment of malaria. The Ocean Biomedical team is working on solving some of the world’s toughest problems, for the people who need it most.

To learn more, visit www.oceanbiomedical.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include but are not limited to the expected use of the proceeds of this financing, including their use to continue the Company’s research and development and other goals. These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management, and they are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, many of which are outside the control of the Company that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. You should carefully consider the risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents to be filed by the Company from time to time with the SEC and which are and will be available at www.sec.gov. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this filing. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Ocean Biomedical Investor Relations

OCEANIR@westwicke.com

Ocean Biomedical Media Relations

OCEANPR@westwicke.com

Kevin Kertscher

Communications Director